UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2011 (December 27, 2011)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 27, 2011, the Compensation Committee of the registrant’s Board of Directors and the full Board of Directors, in respect to the Chief Executive Officer, adopted the 2012 Long Term Incentive Program, or 2012 LTIP, for 57 employees including Eric H. Bolton, Jr., Chief Executive Officer, Albert M. Campbell, III, Executive Vice President and Chief Financial Officer, and Thomas L. Grimes, Jr., Executive Vice President and Chief Operating Officer whom are all named executive officers. The 2012 LTIP allows for the award of shares of restricted stock based on a percentage of the participant’s salary. The plan provides for the opportunity to earn shares of restricted stock based on three performance criteria: absolute total shareholder return, relative total shareholder return and time-based shares. The relative performance metrics will compare the registrant’s performance against the NAREIT Apartment REIT Index. Any earned shares of restricted stock will be issued on January 10, 2013 and will vest 25% on January 10, 2014, 25% on January 9, 2015, 25% on January 8, 2016 and 25% on January 10, 2017. All vestings are dependent upon continued employment in good standing through the vest date. Earned and issued shares of restricted stock will earn dividends during their vesting period.

A copy of the 2012 LTIP is set forth on Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01                      Financial Statements and Exhibits

           (c)           Exhibits

Exhibit Number	Description
4.1	Form of Restricted Stock Agreement
10.1	2012 Long Term Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: December 29, 2011	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)